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Exhibit (10) (A)-(3)

                     ELECTRO RENT CORPORATION SAVINGS PLAN

                               SUPPLEMENT TO THE
           VANGUARD PROTOTYPE 401(K) SAVINGS PLAN ADOPTION AGREEMENT

This Supplement to the Vanguard Prototype 401(k) Savings Plan Adoption Agreement (the "Adoption Agreement") for the Electro Rent Savings Plan (the "Plan") amends the Adoption Agreement effective January 1, 1995 to allow eligible employees of Genstar Rental Electronics, Inc. ("Genstar"), a Delaware company that has been acquired by Electro Rent Corporation, to become participants in the Plan on other than the Plan's normal entry dates, and to include service with Genstar as service with Electro Rent Corporation for eligibility and vesting purposes. Accordingly, the Plan will remain an individually-designed plan consisting of the following documents:

                 (a) the Vanguard Prototype 401(k) Savings Plan (the "Prototype") as modified by a Supplement,

                 (b) the Adoption Agreement as modified by this Supplement, and

                 (c)     any Trust Agreement for the Plan.


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                        AMENDMENT OF ADOPTION AGREEMENT

Section 1(c)     Commencement of Participation

         Notwithstanding anything in the Adoption Agreement or the Prototype to the contrary, the Entry Date of a person who is an employee of Genstar on December 31, 1994 and who becomes an Employee of Electro Rent Corporation on January 1, 1995 shall be January 1, 1995 if he or she meets the participation requirements of Sections 1(a) and (b) of the Adoption Agreement on that date, taking into account Section 1(d) below. If such a person does not then meet those participation requirements, his or her Entry Date shall be determined in accordance with the normal provisions of the Adoption Agreement and the Prototype, as modified below.

Section 1(d)     Service with Predecessor Employers

         Genstar shall be treated as a predecessor employer to Electro Rent Corporation. Accordingly, service with Genstar shall be treated as service with Electro Rent Corporation for both eligibility and vesting purposes. The Years of Service credited to an Employee for his or her service with Genstar shall be calculated under the elapsed time service crediting rules of Article 16 of the Prototype (see the Supplement to the Prototype).


Date Adopted:  9/24/94                 ELECTRO RENT CORPORATION
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                                       By  /S/ CRAIG JONES
                                           -----------------------------------
                                           Vice President &
                                           Chief Financial
                                           Officer

                                       Title
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